Exhibit 5.1

(269) 337-7700 Fax: (269) 337-7701

June 25, 2024

NeuroBo Pharmaceuticals, Inc.

545 Concord Avenue, Suite 210

Cambridge, Massachusetts 02138

Re:	Prospectus Supplement to Registration Statement on Form S-3 (File No. 333-278646)

Ladies and Gentlemen:

We have acted as counsel to NeuroBo Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with preparing and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (i) a Registration Statement on Form S-3 (File No. 333-278646) (such registration statement as amended or supplemented from time to time, the “Registration Statement”) declared effective on April 23, 2024, and the prospectus of the Company included in the Registration Statement (the “Base Prospectus”); and (ii) a prospectus supplement to the Base Prospectus dated June 23, 2024 (the “Prospectus Supplement”), pertaining to the issuance and sale by the Company of 763,359 shares (the “Offered Shares”) of common stock, par value $0.001 per share. We understand that the Offered Shares are to be offered and sold in the manner set forth in the Securities Purchase Agreement dated June 23, 2024, entered into by the Company with the purchasers named in the signature pages thereto (the “Purchase Agreement”).

For the purpose of rendering this opinion, we examined originals or copies of such documents as we deemed relevant. In conducting our examination, we assumed, without investigation, the genuineness of all signatures, the correctness of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as certified or photostatic copies, and the authenticity of the originals of such copies, and the accuracy and completeness of all records made available to us by the Company. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently sought to verify such matters. In addition, in rendering this opinion, we have assumed that the Offered Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement, the Base Prospectus and the Prospectus Supplement, including all supplements and amendments thereto.

Our opinion is limited solely to matters set forth herein. The law covered by the opinions expressed herein is limited to Delaware corporate law. We are not admitted to practice law in the State of Delaware and, with respect to the opinion set forth below, we have limited our review to standard compilations available to us of the Delaware General Corporation Law which we have assumed to be accurate and complete, and have not reviewed case law. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws.

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402

NeuroBo Pharmaceuticals, Inc.

June 25, 2024

Based upon the foregoing and upon our examination of such documents and other matters as we deem relevant, we are of the opinion that the Offered Shares, when offered, sold, issued and delivered by the Company as described in the Registration Statement and the Prospectus Supplement and in accordance with, and in the manner set forth in, the Purchase Agreement (including, without limitation, the payment in full of all applicable consideration therefor), against payment therefor, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

Honigman LLP • 650 Trade Centre Way • Suite 200 • Kalamazoo, Michigan 49002-0402